PHOTRONICS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measure
Reconciliation of GAAP Net income to EBITDA
(in thousands)
(Unaudited)

	Three Months Ended
	January 27,	January 29,
	2013	2012
GAAP Net income (a)	$2,859	$4,841

Add: interest expense	1,887	1,781
Add: income tax expense	1,742	3,321
Add: depreciation and amortization	18,783	22,295
Add (less): special items (b)	886	794
EBITDA	$26,157	$33,032

(a)	Includes net income attributable to noncontrolling interests.

(b)	Special items consist of stock compensation expense, and in 2012 non-cash consolidation and restructuring charges, and warrants income.